Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Beyond Air, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the Beyond Air, Inc. Fifth Amended and Restated 2013 Equity Incentive Plan	Other	2,610,000	(2)	$6.16	(6)	$16,077,600	(6)	0.0001476	$2,373.06
Equity	Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the Beyond Air, Inc. Fifth Amended and Restated 2013 Equity Incentive Plan	Other	390,000	(3)	$1.51	(7)	$588,900	(7)	0.0001476	$86.93
Equity	Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the Inducement Stock Option Award	Other	50,000	(4)	$6.14	(8)	$307,000	(8)	0.0001476	$45.31
Equity	Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the Inducement Restricted Stock Unit Award	Other	50,000	(5)	$1.51	(7)	$75,500	(7)	0.0001476	$11.14
Total Offering Amounts							$17,049,000			$2,516.44
Total Fees Previously Paid										—
Total Fee Offsets										—
Net Fee Due										$2,516.44

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents shares of common stock, par value $0.0001 per share (“Common Stock”), of Beyond Air, Inc. (the “Registrant”) reserved for issuance pursuant to options outstanding under the Registrant’s Fifth Amended and Restated 2013 Equity Incentive Plan (the “Amended Plan”), as of the date of this registration statement, which shares of Common Stock of the Registrant were added to the shares reserved under the Amended Plan on March 9, 2023.

(3)	Represents shares of Common Stock of the Registrant that were added to the shares reserved under the Amended Plan on March 9, 2023, of which 33,000 shares of Common Stock are not subject to an outstanding award under the Amended Plan and are not outstanding as of the date of this registration statement, and 357,000 shares of Common Stock are reserved for issuance pursuant to restricted stock units outstanding under the Amended Plan as of the date of this registration statement.

(4)	Represents shares of Common Stock issuable upon the exercise of a stock option award (the “Inducement Stock Option Award”) granted to the Chief Medical Officer of the Registrant effective as of March 27, 2023 as an inducement material to entry into employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4).

(5)	Represents shares of Common Stock issuable upon vesting and settlement of a restricted stock unit award (the “Inducement Restricted Stock Unit Award”) granted to the Chief Medical Officer of the Registrant effective as of March 27, 2023 as an inducement material to entry into employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4).

(6)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for outstanding options granted pursuant to the Amended Plan as of the date of this registration statement.

(7)	Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices for a share of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on December 13, 2023, which date is a date within five business days of the filing of this registration statement.

(8)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the price at which the Inducement Stock Option Award may be exercised.